UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2003

RIBAPHARM INC.

(Exact name of registrant as specified in charter)

Delaware	1-31294	95-4805655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Hyland Avenue, Costa Mesa, CA 92626

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 427-6236

Item 5.    Other Events and Required FD Disclosure

Amendment of Stockholder Rights Plan

On July 2, 2003, pursuant to an agreement with ICN Pharmaceuticals, Inc. (“ICN”) and upon authorization of the Board of Directors of Ribapharm, Inc. (the “Company”), the stockholder rights plan adopted by the Company on June 20, 2003 (the “Rights Plan”) was amended so that the mere pendency of the tender offer made by ICN (as that tender offer may be amended or extended from time to time) will not trigger a “Distribution Date.” Accordingly, ICN’s pending tender offer will not constitute a “Distribution Date” and thereby cause the exercisability of the rights under the Rights Plan unless ICN (i) acquires beneficial ownership of 89.9% or more of the outstanding common stock of the Company or (ii) signs a written consent of stockholders which removes a majority of the Board of Directors without 35 days advance notice to the Company.

This summary description of the amendment to the Rights Plan is not intended to be complete and is qualified in its entirety by reference to the First Amendment to Rights Agreement, dated as of July 2, 2003, by and between the Company and Continental Stock Transfer & Trust Company, which is attached hereto as an exhibit.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

4.1	First Amendment to Rights Agreement, dated as of July 2, 2003, by and between Ribapharm Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIBAPHARM INC.

Date: July 2, 2003

By:	/S/ DANIEL J. PARACKA

Daniel J. Paracka Chairman of the Board

EXHIBIT INDEX

4.1	First Amendment to Rights Agreement, dated as of July 2, 2003, by and between Ribapharm Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.